As filed with the Securities and Exchange Commission on May 26, 2011
Registration No. 33-43675
Registration No. 333-04042
Registration No. 333-69479
Registration No. 333-80009
Registration No. 333-37928
Registration No. 333-61096
Registration No. 333-86748
Registration No. 333-114597
Registration No. 333-124246
Registration No. 333-124248
Registration No. 333-150329
Registration No. 333-158709

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-43675
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-04042
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-69479
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-80009
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-37928
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-61096
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-86748
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-114597
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-124246
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-124248
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-150329
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-158709
UNDER THE SECURITIES ACT OF 1933
WILMINGTON TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	51-0328154
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(302) 651-1000
(Address and telephone number, including area code, of principal executive offices)
2009 Long-Term Incentive Plan
2009 Executive Incentive Plan
2008 Employee Stock Purchase Plan
Thrift Savings Plan
2005 Long-Term Incentive Plan
2004 Employee Stock Purchase Plan
2004 Executive Incentive Plan
2002 Long-Term Incentive Plan
2001 Non-Employee Director Stock Option Plan
2000 Employee Stock Purchase Plan
1999 Long-Term Incentive Plan
Executive Incentive Plan
Thrift Savings Plan
1996 Employee Stock Purchase Plan
1996 Long-Term Incentive Plan
1991 Employee Stock Purchase Plan
1991 Long-Term Incentive Stock Option Plan
1988 Long-Term Incentive Stock Option Plan
1983 Employee Stock Option Plan
Thrift Savings Plan
Employee Stock Ownership Plan
(Full title of the plans)
Brian R. Yoshida
Group Vice President and Assistant Secretary
Wilmington Trust Corporation
One M&T Plaza
Buffalo, New York 14203
716-842-5464
(Name, address, and telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
DEREGISTRATION OF SHARES
     These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Wilmington Trust Corporation (the “Registrant”):
     File No. 333-158709, pertaining to the registration of 3,300,000 of the Registrant’s common stock, $1.00 par value per share (“Common Stock”), issuable under the Registrant’s 2009 Long-Term Incentive Plan and 2009 Executive Incentive Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2009;
     File No. 333-150329, pertaining to the registration of 800,000 shares of Common Stock, issuable under the Registrant’s 2008 Employee Stock Purchase Plan, which was filed with the SEC on April 18, 2008;
     File No. 333-124248, pertaining to the registration of 1,000,000 shares of Common Stock, issuable under the Registrant’s Thrift Savings Plan, which was filed with the SEC on April 22, 2005;
     File No. 333-124246, pertaining to the registration of 4,000,000 shares of Common Stock, issuable under the Registrant’s 2005 Long-Term Incentive Plan, which was filed with the SEC on April 22, 2005;
     File No. 333-114597, pertaining to the registration of 1,100,000 shares of Common Stock, issuable under the Registrant’s 2004 Employee Stock Purchase Plan and 2004 Executive Incentive Plan, which was filed with the SEC on April 19, 2004;
     File No. 333-86748, pertaining to the registration of 2,000,000 shares of Common Stock, issuable under the Registrant’s 2002 Long-Term Incentive Plan, which was filed with the SEC on April 23, 2002;
     File No. 333-61096, pertaining to the registration of 100,000 shares of Common Stock, issuable under the Registrant’s 2001 Non-Employee Director Stock Option Plan, which was filed with the SEC on May 17, 2001;
     File No. 333-37928, pertaining to the registration of 400,000 shares of Common Stock, issuable under the Registrant’s 2000 Employee Stock Purchase Plan, which was filed with the SEC on May 26, 2000;
     File No. 333-80009, pertaining to the registration of 1,600,000 shares of Common Stock, issuable under the Registrant’s 1999 Long-Term Incentive Plan and Executive Incentive Plan, which was filed with the SEC on June 4, 1999; and
     File No. 333-69479, pertaining to the registration of 1,000,000 shares of Common Stock, issuable under the Registrant’s Thrift Savings Plan, which was filed with the SEC on December 22, 1998.
     File No. 333-04042, pertaining to the registration of 1,700,000 shares of Common Stock issuable under the 1996 Employee Stock Purchase Plan and the 1996 Long-Term Incentive Plan, which was filed with the SEC in 1996.
     File No. 33-43675, pertaining to the registration of 1,571,232 shares of Common Stock issuable under the Registrant’s 1991 Employee Stock Purchase Plan, 1991 Long-Term Incentive Stock Option Plan, 1988 Long-Term Incentive Stock Option Plan, 1983 Employee Stock Option Plan, Thrift Savings Plan, and Employee Stock Ownership Plan, which was filed with the SEC on October 31, 1991.
     On May 16, 2011, pursuant to the terms of the Agreement and Plan of Merger dated October 31, 2010 (the “Merger Agreement”), by and among the Registrant, M&T Bank Corporation (“M&T”), and MTB One, Inc. (“Merger Sub”), a wholly owned subsidiary of M&T, Merger Sub merged with and into the Registrant (the “Merger”) with the Registrant surviving as a wholly-owned subsidiary of M&T. In the Merger, the Registrant’s common stockholders became entitled to receive 0.051372 shares of M&T common stock for each share of common stock, par value $1.00 per share, of the Registrant they held.
     As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statements that remain unsold at the termination of such offering, the Registrant hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the effective time of the Merger, if any.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, in the State of Delaware, on the 26th day of May, 2011.

WILMINGTON TRUST CORPORATION
By:	/s/ Brian R. Yoshida
Brian R. Yoshida Group Vice President and Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Czarnecki	Director, Chairman and President	May 26, 2011
Mark J. Czarnecki	(Principal Executive Officer)

/s/ René F. Jones René F. Jones	Director and Treasurer (Principal Financial Officer & Principal Accounting Officer)	May 26, 2011

/s/ Drew J. Pfirrman Drew J. Pfirrman	Director	May 26, 2011